Exhibit 99.1

Freshpet, Inc. Reports First Quarter 2024 Financial Results

Company Updates 2024 Outlook; Raises Adjusted EBITDA Guidance

Net Sales Driven by Volume-Based Growth

Profitability Improvement Driven by Lower Input, Quality and Logistics Costs

SECAUCUS, N.J. – May 6, 2024 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights Compared to Prior Year Period

●	Net sales of $223.8 million, an increase of 33.6%.
●	Gross margin of 39.4%, compared to the prior year period of 30.3%.
●	Adjusted Gross Margin of 45.3%, compared to the prior year period of 38.5%.
●	Net income of $18.6 million, compared to the prior year period net loss of $24.8 million.
●	Adjusted EBITDA of $30.6 million, compared to the prior year period of $3.0 million.[1]

"Our strong first quarter results provide solid evidence that we can deliver our long-term financial goals– and we are now determined to prove that we can achieve this level of performance consistently over time,” commented Billy Cyr, Freshpet’s Chief Executive Officer.  “The strength of the Freshpet business model and consumer proposition continue to drive the robust net sales growth investors have come to expect from us, and our intense focus on operational improvements is delivering the margin expansion we knew we could achieve with additional scale. While we are very bullish on our prospects for continued profit improvement, our focus now is on delivering consistently strong performance.  If we continue to do well, we will create significant shareholder value while fulfilling our mission to nourish pets, people and the planet."

First Quarter 2024

Net sales increased 33.6% to $223.8 million for the first quarter of 2024 compared to $167.5 million for the prior year period. The increase in net sales was primarily driven by volume gains of 30.6%.

Gross profit was $88.2 million, or 39.4% as a percentage of net sales, for the first quarter of 2024, compared to $50.8 million, or 30.3% as a percentage of net sales, for the prior year period. The increase in reported gross profit as a percentage of net sales was primarily due to improved leverage on plant expenses, reduced quality costs, and lower input cost as a percentage of sales. For the first quarter of 2024, Adjusted Gross Profit was $101.5 million, or 45.3% as a percentage of net sales, compared to $64.4 million, or 38.5% as a percentage of net sales, for the prior year period. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $79.7 million for the first quarter of 2024 compared to $72.3 million for the prior year period. As a percentage of net sales, SG&A decreased to 35.6% for the first quarter of 2024 compared to 43.1% for the prior year period. The decrease of 750 basis points in SG&A as a percentage of net sales was mainly a result of reduced logistics costs and media as a percentage of net sales, in addition to lower share-based compensation. Adjusted SG&A for the first quarter of 2024 was $70.9 million, or 31.7% as a percentage of net sales, compared to $61.5 million, or 36.7% as a percentage of net sales, for the prior year period. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to SG&A in the financial tables that accompany this release.

Net income was $18.6 million for the first quarter of 2024 compared to net loss of $24.8 million for the prior year period. The improvement in net income was due to contribution from higher sales, improved gross margin, reduced logistics costs as a percentage of net sales, and gain on equity investment of $9.9 million, partially offset by increased SG&A including increased media spend of $6.1 million.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how the Company defines these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

Adjusted EBITDA was $30.6 million for the first quarter of 2024, compared to $3.0 million for the prior year period. The increase in Adjusted EBITDA was a result of increased Adjusted Gross Profit partially offset by higher Adjusted SG&A expenses.  Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures” and is reconciled to net income (loss) in the financial tables that accompany this release.

Balance Sheet

As of March 31, 2024, the Company had cash and cash equivalents of $257.9 million with $393.6 million of debt outstanding net of $8.9 million of unamortized debt issuance costs. For the first quarter of 2024, cash from operations was $5.4 million, an increase of $19.1 million compared to the prior year period.

The Company will utilize its balance sheet to support its ongoing capital needs in connection with its long-term capacity plan.

Outlook

For full year 2024, the Company is updating its guidance and now expects the following:

●	Net sales of at least $950 million, an increase of at least 24% from 2023, unchanged from the previous guidance,

●	Adjusted EBITDA of at least $120 million, compared to a range of $100 to $110 million in the previous guidance, and

●	Capital expenditures of ~$210 million, unchanged from the previous guidance.

The Company does not provide guidance for net income, the U.S. GAAP measure most directly comparable to Adjusted EBITDA, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company's control and may vary greatly between periods and could significantly impact future results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, May 6, 2024, the Company will host a conference call beginning at 8:00 a.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 12:00 p.m. Eastern Time today through May 20, 2024. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13745823.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://x.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to future profitability, focus on delivering consistently strong performance, ability to create significant shareholder value, goals and guidance with respect to 2024 net sales, Adjusted EBITDA and capital expenditures. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, involve certain risks and uncertainties which could cause actual results, performance, and achievements to differ materially from those stated or implied by such forward-looking statements including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the U.S. GAAP reported measures, should not be considered replacements for, or superior to, the U.S. GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, non-cash share-based compensation and loss on disposal of manufacturing equipment.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, loss on disposal of equipment, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, fees related to the capped call options purchased, and advisory fees related to activism engagement.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense net of interest income, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, gain on equity investment, loss on disposal of property, plant and equipment, non-cash share-based compensation expense, implementation and other costs associated with the implementation of an ERP system, fees related to the capped call options purchased, and advisory fees related to activism engagement.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s U.S. GAAP results and the reconciliation to the most comparable U.S. GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable U.S. GAAP measures or any other figure calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance.

Investor Contact:

Rachel Ulsh

Rulsh@freshpet.com

Media Contact:

Press@freshpet.com

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	March 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$257,894	$296,871
Accounts receivable, net of allowance for doubtful accounts	68,507	56,754
Inventories, net	71,865	63,238
Prepaid expenses	5,757	7,615
Other current assets	2,935	2,841
Total Current Assets	406,958	427,319
Property, plant and equipment, net	1,005,759	979,164
Deposits on equipment	1,295	1,895
Operating lease right of use assets	3,237	3,616
Long term investment in equity securities	33,446	23,528
Other assets	29,895	28,899
Total Assets	$1,480,590	$1,464,421
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$46,591	$36,096
Accrued expenses	32,193	49,816
Current operating lease liabilities	1,174	1,312
Current finance lease liabilities	1,988	1,998
Total Current Liabilities	$81,946	$89,222
Convertible senior notes	393,588	393,074
Long term operating lease liabilities	2,333	2,591
Long term finance lease liabilities	24,879	26,080
Total Liabilities	$502,746	$510,967
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 48,449 issued and 48,435 outstanding on March 31, 2024, and 48,277 issued and 48,263 outstanding on December 31, 2023	48	48
Additional paid-in capital	1,288,890	1,282,984
Accumulated deficit	(310,129)	(328,731)
Accumulated other comprehensive loss	(709)	(591)
Treasury stock, at cost — 14 shares on March 31, 2024 and on December 31, 2023	(256)	(256)
Total Stockholders' Equity	977,844	953,454
Total Liabilities and Stockholders' Equity	$1,480,590	$1,464,421

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2024	2023
NET SALES	$223,849	$167,522
COST OF GOODS SOLD	135,691	116,762
GROSS PROFIT	88,158	50,760
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	79,695	72,271
INCOME (LOSS) FROM OPERATIONS	8,463	(21,511)
OTHER INCOME (EXPENSES):
Interest and Other Income, net	3,335	946
Interest Expense	(3,060)	(3,171)
Gain on Equity Investment	9,918	-
	10,193	(2,225)
INCOME (LOSS) BEFORE INCOME TAXES	18,656	(23,736)
INCOME TAX EXPENSE	54	70
LOSS ON EQUITY METHOD INVESTMENT	-	980
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$18,602	$(24,786)
OTHER COMPREHENSIVE (LOSS) INCOME:
Change in Foreign Currency Translation	$(118)	$6
TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(118)	6
TOTAL COMPREHENSIVE INCOME (LOSS)	$18,484	$(24,780)
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.38	$(0.52)
-DILUTED	$0.37	$(0.52)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
-BASIC	48,320	48,047
-DILUTED	50,049	48,047

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	For the Three Months Ended
	March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,602	$(24,786)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Provision for loss (gains) on accounts receivable	4	(2)
Loss on disposal of property, plant and equipment	150	268
Share-based compensation	6,221	8,415
Inventory obsolescence	699	(29)
Depreciation and amortization	15,902	14,492
Write-off and amortization of deferred financing costs and loan discount	514	2,478
Change in operating lease right of use asset	379	357
Loss on equity method investment	—	980
Gain on equity investment	(9,918)	—
Changes in operating assets and liabilities:
Accounts receivable	(11,757)	9,182
Inventories	(7,817)	(8,000)
Prepaid expenses and other current assets	548	2,525
Other assets	(691)	(3,664)
Accounts payable	9,909	(10,724)
Accrued expenses	(16,943)	(4,869)
Operating lease liability	(396)	(363)
Net cash flows provided by (used in) operating activities	5,406	(13,740)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(49,326)
Acquisitions of property, plant and equipment, software and deposits on equipment	(46,473)	(58,039)
Net cash flows used in investing activities	(46,473)	(107,365)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options to purchase common stock	2,815	834
Tax withholdings related to net shares settlements of restricted stock units	(223)	(602)
Purchase of capped call options	—	(66,211)
Proceeds from issuance of convertible senior notes	—	393,518
Debt issuance costs	—	(2,026)
Principal payments under finance lease obligations	(502)	—
Net cash flows provided by financing activities	2,090	325,513
NET CHANGE IN CASH AND CASH EQUIVALENTS	(38,977)	204,408
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	296,871	132,735
CASH AND CASH EQUIVALENTS, END OF PERIOD	$257,894	$337,143

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in thousands)
Gross profit	$88,158	$50,760
Depreciation expense	10,675	10,721
Non-cash share-based compensation (a)	2,622	2,956
Loss on disposal of manufacturing equipment	21	—
Adjusted Gross Profit	$101,476	$64,437
Adjusted Gross Profit as a % of Net Sales	45.3%	38.5%

(a)	Includes true-ups, if required, to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in thousands)
SG&A expenses	$79,695	$72,271
Depreciation and amortization expense	5,070	3,771
Non-cash share-based compensation (a)	3,600	5,459
Loss on disposal of equipment	129	268
Enterprise Resource Planning (b)	—	801
Capped Call Transactions fees (c)	—	113
Activism engagement (d)	—	389
Adjusted SG&A Expenses	$70,896	$61,470
Adjusted SG&A Expenses as a % of Net Sales	31.7%	36.7%

(a)	Includes true-ups, if required, to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)	Represents costs associated with the implementation of an ERP system.
(c)	Represents fees associated with the Capped Call Transactions.
(d)	Represents advisory fees related to activism engagement.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2024	2023
	(Dollars in thousands)
Net income (loss)	$18,602	$(24,786)
Depreciation and amortization	15,745	14,492
Interest income, net of interest expense	(275)	2,225
Income tax expense	54	70
EBITDA	$34,126	$(7,999)
Loss on equity method investment	—	980
Gain on equity investment	(9,918)	—
Loss on disposal of property, plant and equipment	150	268
Non-cash share-based compensation (a)	6,221	8,415
Enterprise Resource Planning (b)	—	801
Capped Call Transactions fees (c)	—	113
Activism engagement (d)	—	389
Adjusted EBITDA	$30,579	$2,967
Adjusted EBITDA as a % of Net Sales	13.7%	1.8%

(a)	Includes true-ups, if required, to share-based compensation expense compared to prior periods. We have certain outstanding share-based awards with performance-based vesting conditions that require the achievement of certain Adjusted EBITDA and/or Net Sales targets as a condition of vesting. At each reporting period, we reassess the probability of achieving the performance criteria and the performance period required to meet those targets. When such performance conditions are deemed to be improbable of achievement, the compensation cost previously recorded is reversed.
(b)	Represents costs associated with the implementation of an ERP system.
(c)	Represents fees associated with the Capped Call Transactions.
(d)	Represents advisory fees related to activism engagement.